As filed with the Securities and Exchange Commission on February 8, 2008

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM S-8

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REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

REAL LOGIC, INC.

(name of small business issuer in its charter)

Florida	64-1045849
(State of incorporation)	(I.R.S. Employer Identification No.)

REAL LOGIC, INC.

Stock Compensation Plan

(Full Title of the Plan)

Bradford L. Tolley

Real Logic, Inc.

340 Royal Poinciana Way, Suite 326

Palm Beach, Florida 33480

(561) 833-9808

(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Additional Securities to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	500,000	$0.08	$40,000.00	$1.57

The offering price and registration fee have been calculated pursuant to Rule 457(h).  This Registration Statement shall cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

This Registration Statement is being filed to register additional securities of the same class as registered under effective Registration Statement No. 333-146057.

The contents of Registration Statement File No. 333-146057 are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1993, as amended, Real Logic, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach, State of Florida, on January 16, 2008.

REAL LOGIC, INC.

By:	/s/ BRADFORD L. TOLLEY
Bradford L. Tolley, Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ BRADFORD L. TOLLEY	Date: January 16, 2008
Bradford L. Tolley,
Director and Chief Executive Officer

/s/ GERFRIED MUELLER	Date: January 16, 2008
Gerfried Mueller,
Director

/s/ ELENA GOLOVANOVA	Date: January 16, 2008
Elena Golovanova,
Director

EXHIBIT INDEX

Exhibit	Description

5.1	Opinion of Redgrave & Rosenthal LLP

23.1	Consent of Redgrave & Rosenthal LLP (included in Exhibit 5.1)

23.2	Consent of Baum & Company, PA